 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 19, 2011

Community Bank Shares of Indiana, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Gordon L. Huncilman, a member of the Board of Directors of Community Bank Shares of Indiana, Inc. (the “Corporation”) and of its wholly-owned subsidiary, Your Community Bank (the “Bank”), has resigned from the Boards of Directors of both the Corporation and the Bank, effective as of January 19, 2011.  He has also resigned as Chairman of the Audit Committee of the Board of Directors of the Corporation effective as of the same date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: January 21, 2011	By:	/s/ James D. Rickard
Name: James D. Rickard
Title: President and CEO

Date: January 21, 2011	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer